Exhibit 99.6

May 7, 2012

Oclaro, Inc.

2560 Junction Avenue

San Jose, California 95134

Consent of Person Named as About to Become Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named as a future member of the board of directors of Oclaro, Inc. in the joint proxy statement/prospectus included in the Registration Statement on
Form S-4 filed by Oclaro, Inc. upon consummation of the transactions contemplated therein and to the filing of this consent as an exhibit herein.

Sincerely,

/s/ David Lee
Name: David Lee